UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 17, 2007
Bell Microproducts Inc.

(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		408-451-9400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 17, 2007, Bell Microproducts Inc. (the “Company”) received notification that the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) has called the August 23, 2007 decision of the Nasdaq Listing and Hearing Review Council regarding the Company for review, and has also stayed the decision to suspend the Company’s securities from trading, pending further consideration by the Nasdaq Board. The Company issued a press release on October 18, 2007, disclosing its receipt of this decision. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     As previously disclosed, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), requiring that the Company furnish NASDAQ copies of periodic reports the Company is required to file with the Securities and Exchange Commission (“SEC”). The Company is working diligently to complete its financial restatements in order to comply with its SEC filing requirements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1 — Press release issued by Bell Microproducts Inc. on October 18, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
October 18, 2007	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Bell Microproducts Inc. on October 18, 2007.